Exhibit 1

TRA. 1693-07/N

MEMORANDUM OF UNDERSTANDING

WITNESSETH HEREBY the Memorandum of Understanding (MU) entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (“DUVAZ”) identified by Tax ID Number (RUC) 20100102171, with principal place of business at Av. José Galvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao; Luis RODRIGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with usual residence at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney filed in Entry 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao, and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, with usual residence at Av. José Galvez Barrenechea 925, San Borja (jointly referred to as the “Agents”); Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with usual residence at Calle La Joya 175, Tambo de Monterrico, Surco and Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with usual residence at Calle Miguel Aljovín 530, Surco (collectively referred to as the “Class A Shareholders of Company B”); and, MINERA PERU COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Luis Alfredo DE OLAZAVAL OVIEDO, identified by National Identity Card (DNI) 09877637, as per powers of attorney filed in Entry 11532703 of the Registry of Companies in and for Lima and El Callao (“MPC”).

With the participation of:

María Josefa CANNY CASTRO, identified by National Identity Card (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per powers of attorney filed in Entry 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao; and Gladys María BLUME MANZZINI, identified by National Identity Card (DNI) 08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO; and Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME, who shall give their conformity and consent to each and every one of the terms and conditions of this Master Agreement and attachments thereof.

This MU is executed according to the following terms and conditions:

ONE:                                                                RECITALS

1.1.                              MPC, DUVAZ, the Agents and the Class A Shareholders of Company B have adopted several commercial agreements, whereby they executed the Master Agreement on March 16, 2006 regulating the conditions by which various mining concessions owned by DUVAZ shall be transferred.

1.2.                           For the true performance of the Master Agreement, the parties shall renegotiate a series of secondary issues. At this date, they are involved in the renegotiation process with the aim of obtaining an addendum to the Master Agreement in terms similar to those provided for by the draft addendum currently being discussed by the parties, attached hereto as Exhibit A (hereinafter, this draft shall be referred to as “the Addendum”).

TWO:                                                        PURPOSE

The purpose of this MU is to allow the parties to proceed with the publication of notices and the sending of correspondence (hereinafter indiscriminately referred to as “the correspondence”) depending on the case, to address the co-owners and co-shareholders of DUVAZ in the mining rights described in the following article, thus complying with the processes required by the legal provisions in force and by the Master Agreement.

THREE:                                                 SPECIFICATIONS

3.1.                            The parties agree that the notice to be sent to the co-owners and co-shareholders of concessions in which DUVAZ is not the sole owner, included in Exhibit B of the Master Agreement, are those attached hereto as Exhibits B, C and D. It is hereby understood that the publication attached hereto as Exhibit D shall be notified on three occasions in intervals of five (5) days, according to the provisions of Section 1596 of the Civil Code. It is also hereby understood that this action shall be carried out without prejudice to the forwarding of the notice attached hereto as Exhibit C to the domiciles of the co-owners of the concessions “La Demócrata” and “María Celina” in the case that these domiciles are known.

3.2.                            The parties agree that this correspondence shall indicate the price to be paid for said concessions as follows:

a.                                      For the concession “Juanita”, the value agreed by the parties to be assigned to 50% of the share interests of the S.M.R.L. Juanita de Huancayo shall amount to US$3,500,000 (Three Million Five Hundred Thousand US Dollars).

b.                                     For 33.33% of the concession “María Celina”, the value agreed by the parties to be assigned shall amount to US$450,000 (Four Hundred Fifty Thousand US Dollars).

c.                                    For the 33.33% of the concession “La Demócrata”, the value agreed by the parties to be assigned shall amount to US$190,000 (One Hundred Ninety Thousand US Dollars).

Consequently, the provisions of the Master Agreement stating that these participations or aliquots shall form part of the equity block to be transferred to Company B (as defined in the Master Agreement) at the moment of corporate reorganization are hereby rendered null and void.

3.3.                            The parties agree that DUVAZ shall ensure that the Pilar de Huancayo Limited Liability Mining Company transfers the mining concession “Pilar” to Company B at a value of US $20,000 (Twenty Thousand US Dollars) rendering null and void the provisions of the Master Agreement stating that this concession shall constitute part of the equity block to be transferred to Company B at the moment of corporate reorganization. The price to be paid by Company B to DUVAZ shall be disbursed by MPC according to Exhibit F of the Master Agreement, which shall be amended pursuant to the following article.

FOUR:                                                          EFFECTIVENESS OF THE MASTER AGREEMENT

The provisions of this MU and the exhibits attached hereto shall not imply any amendment whatsoever to the requirements provided for in the Master Agreement with regard to the generation of payment obligation in Exhibit F after fulfillment of the requirements provided for in points 3.1(b) and 3.2(a).4 of the Master Agreement, and in point 6.1 of the Agreement Option attached to the Master Agreement as Exhibit E. In this respect, the parties particularly wish to clarify that none of the contents of this MU or the exhibits attached hereto shall imply the creation of any grounds for the termination of the effects of the Master Agreement, whether on grounds of termination, rescission or nullification, different from the grounds provided for by the Master Agreement, in view that this MU is an instrument for the improved implementation of the provisions of the Master Agreement.

In general, this MU may not be constructed as a waiver of rights by any of the parties to any of those rights contained in the Master Agreement and its attached exhibits.

Executed in Lima, this 4th day of September, 2006.

MPC	DUVAZ
Representatives: Charles Graham PREBLE	Representatives: Jaime RODRÍGUEZ
and Luis Alfredo DE OLAZAVAL OVIEDO	MARIÁTEGUI PROAÑO and Gonzalo
RODRÍGUEZ MARIÁTEGUI CANNY

Luis RODRÍGUEZ MARIÁTEGUI CANNY	Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO
On behalf of Luis RODRÍGUEZ
MARIÁTEGUI PROAÑO

Luis RODRÍGUEZ MARIÁTEGUI CANNY	Gladys María BLUME MAZZINI
On behalf of Maria Josefa
CANNY CASTRO

Luis RODRÍGUEZ MARIÁTEGUI CANNY	Jaime RODRÍGUEZ MARIÁTEGUI
BLUME

Melissa Gabriela PATRONI DEDEKIND

MPC-DUVAZ

Amendment to Master Agreement – Version as to August 28, 2006

EXHIBIT A

DRAFT ADDENDUM TO MASTER AGREEMENT

ADDENDUM

KNOW ALL MEN BY THESE PRESENTS, the Addendum to the Master Agreement (the “Addendum”) entered into by and between:

a)                                      Sociedad Minera Austria Duvaz S.A.C., identified by Tax ID Number (RUC) 20100102171, with principal place of business at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney registered in Card 11392644 of the Registry of Companies in and for Lima and El Callao (“DUVAZ “);

b)                                     Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with usual residence at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney registered in Card 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, with principal place of business at Av. José Gálvez Barrenechea 925, San Borja (collectively referred to as the “Agents”);

c)                                      Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with usual residence at Calle La Joya 175, Tambo de Monterrico, Surco, and Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with usual residence at Calle Miguel Aljovín 530, Surco (collectively referred to as the “Class A Shareholders of Company B”);

d)                                     Minera Perú Copper S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 84967 and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney registered in Card 11532703 of the Registry of Companies in and for Lima and El Callao (“MPC”).

DUVAZ, the Agents, the Class A Shareholders of Company B and MPC shall be hereinafter collectively referred to as the “Parties”.

With the participation of:

María Josefa CANNY CASTRO, identified by National Identity Card (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney registered in Card 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao; Gladys María BLUME MAZZINI, identified by National Identity Card (DNI) 08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO; and Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME, who shall give their conformity and consent to each and every one of the terms and conditions of this Addendum.

This Addendum is entered into under the following terms and conditions.  The terms in capital letters which are not specifically defined herein shall have the meanings ascribed thereto in the Master Agreement (a term which is defined in Point 1.1 of this Addendum).

ONE:               RECITALS

1.1                                On March 16, 2006, DUVAZ, the Agents, the Class A Shareholders of Company B and MPC executed an instrument known as the Master Agreement (the “Master Agreement”) in order to establish the terms and conditions that would regulate the possible direct and indirect acquisition of certain mining concessions, surface rights and assets owned by DUVAZ.

1.2                                In order to reflect the agreements reached by the Parties following the execution of the Master Agreement, the Parties agree to enter into this Addendum, which amends certain provisions of the Master Agreement, as well as the provisions set forth in its Exhibits and the Appendices thereto.

TWO:            AMENDMENTS TO THE MASTER AGREEMENT

2.1                                The Parties hereby agree to the following:

(A)                             To amend Point 2.2 of the Master Agreement

(B)                               To amend Point 2.2(b) of the Master Agreement

(C)                               To amend the first paragraph of Point 2.4 of the Master Agreement

(D)                              To amend the second paragraph of Point 3.1(a1) of the Master Agreement

(E)                                To amend Item (b) of Point 3.1 of the Master Agreement

(F)                                To amend the first paragraph of Item (c) of Point 3.1 of the Master Agreement

(G)                               To amend Point 3.2(a) 5 of the Master Agreement

(H)                              To agree on the terms that shall replace Exhibit F of the Master Agreement

(I)                                   To add Exhibits O, P, P-1, Q, R, S, T and U

2.2                                The parties hereby agree to amend Point 2.2 of the Master Agreement, which shall read as follows:

“2.2. Corporate Reorganization. The Agents undertake to approve, in the Shareholders’ Meeting of DUVAZ, a corporate reorganization agreement whereby an equity block (consisting of the mining concessions, surface rights and other assets detailed in Exhibit B, with the exception of the mining concessions “Juanita”, “La Demócrata”, “Pilar” and “María Celina”, as well as the liabilities of DUVAZ detailed in Exhibit C) to be contributed to Company B shall be separated. Under no circumstances shall the equity block to be transferred to Company B represent or generate losses to Company B exceeding fifty percent (50%) of the capital stock of Company B at the time of the corporate reorganization. If applicable, DUVAZ shall carry out the revaluation of the Properties detailed in Exhibit B that shall form part of the equity block for the purposes of the corporate reorganization. The following provisions shall govern this corporate reorganization:

(a)                                Transfer of the Properties of DUVAZ detailed in Exhibit B. MPC states that it is aware that DUVAZ does not hold exclusive ownership of some of the Properties listed in Exhibit B attached hereto. In this understanding, MCP acknowledges that:

(i)                                  The concession “Juanita” (as per the list of concessions attached hereto as Exhibit B) is held by Sociedad Minera de Responsabilidad Limitada Juanita de Huancayo, the share interests of which are held by DUVAZ (50%) and Volcan Compañía Minera S.A.A. (50%).

(ii)                                The concession “La Demócrata” (as per the list of concessions attached hereto as Exhibit B) is jointly held by DUVAZ  (33.3%) and the third parties appearing in Exhibit T (66.7%).

(iii)                             The concession “Maria Celina” (as per the list of concessions attached hereto as Exhibit B) is jointly held by DUVAZ (33.3%) and the third parties appearing in Exhibit U (66.77%).

(iv)                            The concession “Pilar” (as per the list of concessions attached hereto as Exhibit B) is held by Sociedad Minera de Responsabilidad Limitada Pilar de Huancayo, the share interests of which are held by DUVAZ (78% registered). Moreover, DUVAZ states that it owns an additional 20% of the share interests acquired from Empresa Minera del Centro del Perú S.A. – CENTROMÍN.  However, said percentage has not yet been registered. The remaining 2% is held by other members.

Within a period of one hundred eighty (180) days following the execution of this Master Agreement and by means of a notarized letter, notices or other mechanisms as provided for by law, DUVAZ and Company B shall notify Sociedad Minera de Responsabilidad Limitada, indicated in item (i) above, of their intention to transfer to Company B the share interests of DUVAZ.  With regard to the jointly-owned properties mentioned in the foregoing items (ii) and

(iii)  DUVAZ shall notify its co-holders of the transfer of its aliquots to Company B within the same period of one hundred eighty (180) days. The texts of said correspondence and notices are attached hereto as Exhibits O, P and P-1. Moreover, DUVAZ and Company B hereby undertake to notify MPC of the answers that DUVAZ may receive from its partner and co-holders.

With regard to the transfer of the share interests of the legal companies and the aliquots of the concessions, as the case may be, the price to be paid as established herein shall be as follows:

a)                                    For the concession “Juanita”, the transfer price for 50% of the share interests of Sociedad Minera de Responsabilidad Limitada Juanita de Huancayo amounts to US$3,500,000 (Three Million Five Hundred Thousand US Dollars).

b)                                   For the concession “María Celina”, the price for the transfer of 33.3% of the ideal shares held by DUVAZ amounts to US$450,000 (Four Hundred Fifty Thousand US Dollars).

c)                                    For the concession “La Demócrata”, the price for the transfer of 33.3% of the ideal shares held by DUVAZ amounts to US$190,000 (One Hundred Ninety Thousand US Dollars).

d)                                   With regard to the mining concession “Pilar”, DUVAZ shall ensure that: (i) a Shareholders’ Meeting is held by Sociedad Minera de Responsabilidad Limitada Pilar de Huancayo in order to approve the transfer of the mining concession “Pilar” in favour of Company B; and (ii) the transfer of the mining concession “Pilar” in favour of Company B is approved in said Shareholders’ Meeting. Within a period of ten (10) days following this approval, DUVAZ and Company B shall execute the notarially recorded instrument evidencing the transfer of the mining concession “Pilar” in favour of Company B.

With regard to the transfer of the mining concession “Pilar”, the price to be paid shall amount to US$100,000 (One Hundred Thousand US Dollars) which shall be collected from the payments indicated in Exhibit F that correspond to MPC.  The transfer of the mining concession “Pilar” to Company B shall be registered in favour of Company B within a term not to exceed two hundred seventy (270) days following the execution of this Master Agreement.

DUVAZ and the Agents hereby undertake to make every effort in order to obtain the consents required to formalize the transfer of the assets of DUVAZ detailed in the foregoing items (i) to (iv) to Company B.

DUVAZ or the Agents shall notify MPC of the replies provided by any of their partners or co-owners with regard to their desire to exercise their rights of first refusal or revocation, respectively. Should DUVAZ or the Agents fail to notify MPC, within a term no longer than ten (10) days following reception thereof, of said replies from their partners or co-owners, MPC shall be entitled to discount, as a penalty, an amount equivalent to twice the value of the amount established in Point 6.5 of Article Six of the Stock Purchase Agreement referred to in Point 2.3 hereof.

As consideration for the transfer of the share interests or the aliquots, depending on the case, and the mining concessions contemplated in items (i) to (iii) of Point 2.2(a)  MPC shall pay the creditors of DUVAZ, at the expense of Company B, the amounts corresponding to Year 1 of the Schedule of Payments attached hereto as Exhibit F. Thus, the amounts that MPC may disburse to reduce the debt of DUVAZ during the first effective year of the option for a total sum of US$[?](1) shall be imputed to the price paid by Company B for the share interests or aliquots. These payments made by MPC to the creditors of DUVAZ at the expense of Company B shall constitute a credit in favour of MPC, which shall not be enforceable as long as MPC does not exercise the option.  If MPC does not exercise the option before having completed the payment of the price, the transfer shall be rendered ineffective, the share interest and aliquots shall revert to DUVAZ and the payments MPC would have made shall not be reimbursed by Company B and shall constitute a penalty in favour of Company B.  If MPC does not sign the Option Agreement, the transfers contemplated in this Point 2.2(a) shall be rendered ineffective and, accordingly, the share interests and aliquots, as well as the mining concession “Pilar”, shall revert to DUVAZ and any debt of Company B shall be generated in favour of MPC.

In the event that (A) DUVAZ and the Agents do not manage to obtain the consents required to formalize the transfer of the assets detailed in item (i); and/or (B) upon the transfer of the assets detailed in items (ii) and (iii)  the co-owners of DUVAZ  exercise their right of revocation, then MPC shall be entitled to discount from the amount to be paid with regard to the obligations established in Exhibit F attached hereto, an amount equivalent to the value of the assets not included in the corporate reorganization, pursuant to the terms and conditions established in Point 6.5 of Article Six of the Stock Purchase Agreement referred to in Point 2.3 hereof (the “Discount”).

On the other hand, the parties hereby expressly accept that, as the Assets detailed in items (ii) and (iii) are jointly owned and therefore their co-owners have the right of revocation with regard to the transfer of aliquots, the Discount indicated in the foregoing paragraph shall be in effect as long as any of the co-owners exercises its right of revocation, regardless of the time in which the action for revocation is notified and as long as the action has been filed within the term established for the exercise of the right of revocation established in the Civil Code.

The transfer agreement of share interests in limited liability mining companies or in the joint ownerships indicated in items (i) to (iii) of Point 2.2(a) of this

(1) According to the current Schedule the referred sum amounts to US$4,496,914. The new Schedule should be more detailed in order to facilitate understanding of the disbursements.

Master Agreement shall have the text attached hereto as Exhibits Q and R.  The transfer agreement of the mining concession “Pilar” shall have the text attached hereto as Exhibit S.

The notarially recorded instrument evidencing the transfer of share interests in limited liability mining companies indicated in item (i) of this Point 2.2(a) of this Master Agreement shall be signed at the very latest within a period of thirty (30) days following the expiration of the term established for the members to exercise their rights of first refusal. The notarially recorded instrument evidencing the transfer of aliquots indicated in items (ii) and (iii) of this Point 2.2(a) shall be signed at the very latest within a period of two hundred and ten (210) days counted as from the execution of this Master Agreement. The obligation to pay the price corresponding to the share interests in limited liability mining companies or in the joint ownerships indicated in items (i) to (iii) of this Point 2.2(a) of this Master Agreement, as well as the payment corresponding to the concession “Pilar” indicated in Item (iv) of the same Point, shall be created as from the registration of the notarially recorded instrument evidencing the transfer in the filing entries corresponding to the limited liability mining companies as well as to the joint ownerships.

It is likewise understood that the payment obligation shall be generated when the registration of the transfer in favour of Company B of the Assets contained in Exhibit B has been performed, except from those Assets referred to in items (i) to (iii) of Point 2.2(a) over which the right of first refusal and of revocation would have been exercised. Moreover, the registration of the Option Agreement must be carried out with respect to the Assets contained in Exhibit A, except for those Assets referred to in Point 3.1(a1).

(b)                               Transfer of the liabilities of DUVAZ  detailed in Exhibit C. The Parties agree that DUVAZ shall assign the liabilities detailed in Exhibit C hereof in favour of Company B, for which purpose through the registration of this Agreement, MPC (as creditor of such credits) expresses its conformity to said assignments.

Likewise, the Parties agree that DUVAZ shall remain joint and several obligor of Company B with respect to the payment of the liabilities detailed in Exhibit C as from the effective date of the assignment of the debtor position in favour of Company B until the date of registration of the Option Agreement in the filing entries of the Properties described in Exhibit A, except for those detailed in Point 3.1(a1) hereof and the date of registration of the Properties described in Exhibit B in the name of Company B, except for those detailed in Point 2.2(a) hereof. The Parties agree that the joint liability of DUVAZ shall be certified in the title(s) through which the debtor position in favour of Company B is assigned”.

2.3                               The Parties hereby agree to amend the third paragraph of Point 2.2(b) of the Master Agreement, which shall read as follows:

“MPC, as creditor of the credit that will be granted by DUVAZ to Company B, shall refrain from performing any collection of such credit on the assets of DUVAZ or of Company B, until the occurrence of any of the following situations:

(i)                                   That MPC does not enter into the Option Agreement, resulting Point 3.1(c) hereof, and the Agents or DUVAZ do not exercise the right regulated in Point 3.1(c) hereof; or

(ii)                                That MPC exercises the purchase option provided for in the Transfer Option Agreement attached hereto as Exhibit E and the assets are registered under the name of MPC”.

2.4                             The Parties hereby agree to amend the third paragraph of Point 2.4 of the Master Agreement, which shall read as follows:

“2.4 Security Interest on the Class A shares issued by Company B.  Until the price for the transfer of the Class A shares is fully paid-up, the parties hereto agree to establish a security interest on Class A shares, pursuant to the provisions set forth in the Security Interest Act, approved by Act 28677, in favour of the Class A Shareholders of Company B, who shall exercise their political and economic rights corresponding to said shares as provided for in Section 109 of the Business Corporations’ Act approved by Act 26887. Moreover, the parties hereby expressly agree that, in the unlikely case that the above-referred security interest is executed, such execution shall be carried out pursuant to the provisions set forth in the Code of Civil Procedure. The parties hereby expressly establish that the foregoing constitutes an agreement that is contrary to the provisions set forth in Section 47 of the Security Interest Act; therefore, they expressly waive the out-of-court execution of the security interest indicated in the introductory part of this paragraph”.

2.5                             The Parties hereby agree to amend the second paragraph of Point 3.1(a1) of the Master Agreement, which shall read as follows:

“Within a period of ten (10) days following notice of the correspondence whereby MPC informs DUVAZ of its intention to exercise the option granted to it by the Option Agreement, DUVAZ and Company B shall inform their partners in the Limited Liability Mining Companies established in the foregoing items (ii)  (iii) and (iv)  of their intention to transfer the share interests of DUVAZ in such companies, so that said partners may notify DUVAZ of their intention to exercise or not to exercise their right of first refusal. In the case of the joint ownership mentioned in item (i)  and within a period of ten (10) days following the transfer of the ideal shares held by DUVAZ in favour of MPC as a result of the exercise of the option established in the Option Agreement, DUVAZ and the Agents shall inform their co-owners of the transfer of their aliquots. The texts of the correspondence and notices shall be in keeping with Exhibits E and F of the Option Agreement. Likewise, DUVAZ and the Agents hereby undertake to notify MPC about the replies that DUVAZ may receive from its partners and co-owners.

In the event that DUVAZ or the Agents fail to inform MPC, within a period not to exceed ten (10) days following reception, of the reply given by any of its partners or co-owners with regard to their desire to exercise their right of first refusal or right of revocation, MPC shall be entitled to discount, as a penalty, an amount equivalent to twice the value of the sum indicated in Point 5.5 of Article 5 of Transfer Option Agreement referred to in Point 3.1(a) hereof.

If (A) DUVAZ and the Agents fail to obtain the permission required to formalize the transfer of the assets detailed in items (ii)  (iii) and (iv); and/or (B) if upon the transfer of the assets detailed in item (i)  the co-owners of DUVAZ exercise their right of revocation, then MPC shall be entitled to effect a discount equivalent to the value of the Assets not included in the Option Agreement (the “Discount”)   pursuant to the terms established in the last paragraph of Point 5.5 of Article 5 of the Option Agreement attached hereto as Exhibit E.

The correspondence to be issued by means of a notarized letter or through notifications or other mechanisms as provided for by law shall incorporate the texts attached to the Master Agreement as Exhibits O, P and P-1.

The parties hereby expressly accept that as the assets detailed in item (i) are jointly owned and thus their co-owners have the right of revocation with regard to the transfer of aliquots, MPC shall be entitled to carry out the discount indicated in the foregoing paragraph as long as any of the co-owners exercises its right of revocation, regardless of the time in which the action for revocation is notified and as long as it has been filed within the term established in the Civil Code for the exercise of such right”.

2.6                                The Parties hereby agree to amend paragraph (b) of Point 3.1 of the Master Agreement, which shall read as follows:

“(b)                         Payments on the date of execution and registration of the Option Agreement.  As from the moment MPC and DUVAZ execute the Option Agreement and it is registered in the filing entries of all the Properties subject matter of the option, MPC shall be obliged to deliver to DUVAZ’s creditors, at the expense of DUVAZ and with no obligation to reimburse DUVAZ, the funds required by DUVAZ to fulfill the obligations detailed in Exhibit F hereto in a timely manner, as described hereinbelow.  Similarly, the obligation of MPC to reimburse DUVAZ for the payments that DUVAZ may effect regarding the obligations outlined in Exhibit F-1 (as described hereinbelow) shall also arise at the time MPC and DUVAZ execute the Option Agreement and it is registered in the filing entries of the total number of Properties subject matter of the option. It is hereby certified that the first month listed in the Schedule of Payments, attached hereto as Exhibit F, shall be understood as the first month starting from termination of the two hundred and ten (210) day term indicated in point 3.1(a)  Article 3 hereof.

In consideration for the transfer of the share interests and aliquots, depending on the case, of the mining concession contemplated in items (i) to (iv) of Point 3.1(a1) hereof, MPC shall pay the creditors of DUVAZ the amounts established in Point 5.6 of the Option Agreements attached hereto as Exhibit E. The price for such assets shall be paid as part of the payments set forth in Exhibit F in accordance with the terms established in Point 5.6. The payments made to the creditors of DUVAZ by MPC shall constitute a credit in favour of MPC, which will not be enforceable while MPC does not exercise the option. If MPC decides not to exercise the option before having completed the payment of the price, the transfer shall be rendered ineffective, the share interests and the aliquots shall revert to DUVAZ and the payments MPC would have made shall not be reimbursed by Company B and shall constitute a penalty in favour of Company B.

The foregoing is agreed to, without prejudice to the fact that in consideration for the transfer of the Assets listed in Point 2.2(a)  MPC shall pay the creditors of DUVAZ, at the expense of Company B, the amounts corresponding to Year 1 of the payment schedule attached hereto as Exhibit F.

The parties acknowledge that after the Master Agreement is signed and before the Option Agreement is registered in each one of the filing entries of the Properties outlined in Exhibit A of this Master Agreement, DUVAZ may be required to pay some of the obligations established in Exhibit F, by court order, arbitration award or administrative resolution issued by a court of last resort, other than through a transaction (unless otherwise expressly authorized in writing by MPC).  If, as of the date of this Master Agreement, there is a court order, arbitration award or administrative resolution issued by a court of last resort that imposes upon DUVAZ a payment obligation with which DUVAZ has failed to comply, DUVAZ shall require the consent of MPC in order to effect said payment.  If an arbitration award is issued between the date of execution of the Master Agreement and before the Option Agreement is registered in the filing entries of the Properties outlined in Exhibit A that imposes a payment obligation upon DUVAZ, DUVAZ shall also require the consent of MPC in order to effect such payment.

Furthermore, the parties agree that after the Master Agreement is signed and before the Option Agreement is registered in each one of the filing entries of the Properties outlined in Exhibit A hereto, DUVAZ may pay those obligations detailed in Exhibit F-1 without requiring the previous consent of MPC. It is hereby expressly certified that the obligations mentioned in Exhibit F-1 are part of the amount of US$15,985,268 (Fifteen Million Nine Hundred Eighty-Five Thousand Two Hundred Sixty-Eight US Dollars) which constitutes the total obligations outlined in Exhibit F; therefore, the reimbursement by MPC of the payments effected by DUVAZ of the obligations outlined in Exhibit F-1 shall in no case imply further payment obligations other than those expressly provided for in the Schedule of Payments attached hereto as Exhibit F.

MPC expressly undertakes to reimburse DUVAZ for all the sums of money borne by DUVAZ according to the preceding paragraphs and which, according to the Schedule of Payments contained in Exhibit F, are to be borne by MPC. To that effect, within a period of three (3) days following the date of registration of the Option Agreement in each one of filing entries of the Properties detailed in Exhibit A attached hereto, DUVAZ shall inform MPC of the payments it may have effected, which must be certified with the corresponding payment vouchers. Within a term of five (5) days following the receipt of said notice, MPC shall reimburse DUVAZ for all the obligations borne by DUVAZ, under the terms indicated in the preceding paragraphs. Notwithstanding the foregoing, the parties clarify that under no circumstances shall the reimbursement obligations referred to in this paragraph entail further obligations for MPC than those established in Exhibit F attached hereto.  Thus, the amount reimbursed by MPC in favour of DUVAZ shall be in turn discounted from the amounts that MPC is obliged to pay during the first year in accordance with Exhibit F, and charged to the price to be paid to DUVAZ, at the expense of Company B, for the transfer of the share interests and the aliquots of the mining concessions contained in Items (i) to (iii) of Point 2.2(a) hereof. It is hereby understood that any greater payment required to release the liens that may have been imposed as provided for by any court order, arbitration award or administrative resolution that exceed the amounts established in Exhibit F of the Master Agreement, shall be made at the expense of DUVAZ (definition pending by DUVAZ)

Furthermore, after the Option Agreement has been registered in each one of the filing entries of the Properties outlined in Exhibit A attached hereto, MPC undertakes to reimburse DUVAZ for any payment included in Exhibit F that was not effected by MPC within the term established in Exhibit F and that should have been made by DUVAZ. The above-mentioned reimbursement shall be made within a period of no more than five (5) calendar days as from the date on which DUVAZ requests said payment.  Failure to pay within the stipulated term shall give rise to a daily penalty equivalent to 0.1% of the amount due for the period of time between the expiration date of the thirty (30) day term and the date of actual payment.

It is hereby certified that MPC’s obligation to provide the necessary funds to cover the obligations detailed in Exhibit F shall be earmarked as part of the consideration for the transfer of the Properties outlined in Exhibit A, in case MPC decides to exercise the option, except for the amounts corresponding to the first year of the Schedule of Payments that constitute the price for the transfer of the share interests and the aliquots of the mining concessions contained in Items (i) to (iv) of Point 2.2(a).  MPC’s obligation to effect such payments shall continue to have full force and effect even if MPC decides not to exercise the option, in which case the payments that have been effected up to that moment by

MPC in compliance with Exhibit F, and those that it must continue to effect for the same reason, shall be considered as a penalty in favour of DUVAZ or Company B, depending on the case.

MPC shall only be released from its obligation to furnish the funds indicated in Exhibit F if: (i) MPC has decided not to exercise the option and, additionally, if (ii) the Stock Purchase Agreement has been terminated. In order to avoid any doubts, (A) MPC shall only be released from its obligation to effect the payments detailed in the Schedule of Payments contained in Exhibit F that are not yet due, and (B) MPC shall not be entitled to claim any amount of money from DUVAZ or Company B for the funds which, according to the schedule in Exhibit F, have been previously provided, and which shall be considered as a penalty in favour of DUVAZ or Company B, depending on the case”.

2.7                             The Parties hereby agree to amend the first paragraph of item (c) of Point 3.1 of the Master Agreement, which shall read as follows:

“(c).                       Consequences of the failure to register the Option Agreement. If MPC decides not to sign the Option Agreement before the expiration of the term referred to in the first paragraph of item (a) of this Article: (i) MPC may not sign the Stock Purchase Agreement; (ii) MPC shall transfer for free, automatically and in equal parts for each one of the Class A Shareholders of Company B, the one hundred (100) Class B shares representing 1% of the capital stock of Company B; (iii) the transfer of the share interests and aliquots described in items (i) to (iii) of Point 2.2(a) shall be rendered ineffective, as well as the transfer of the mining concession mentioned in item (iv) of the same Point 2.2(a) of this Master Agreement, and the payments that MPC would have disbursed shall remain as penalty in favour of Company B; and, (iv) a right of option in favour of DUVAZ and the Agents shall be generated so that any of them may acquire ownership of all credit rights that MPC has before DUVAZ or before Company B, at the value of the discount that MPC paid for acquiring such rights. The parties agree that in this case, MPC must previously comply with each one of the obligations assumed (including any pending payment obligation) in the agreements signed in order to acquire ownership of these credit rights. If both DUVAZ and the Agents decide to exercise the option right, then those that have notified their decision shall have the right to acquire, in equal parts, ownership of the credit rights referred to in this paragraph”.

2.8                             The Parties hereby agree to amend Point 3.2(a)5 of the Master Agreement, which shall read as follows:

“5. If MPC fails to comply with its obligation to provide the creditors of DUVAZ with the funds detailed in Exhibit F at the time of exercising the option established in Option Agreements, MPC shall pay DUVAZ the face value of such liabilities plus charges, interests, fees, expenses and other costs generated, without prejudice to the indemnity rights granted to DUVAZ in accordance with the documents signed as part of the entire agreement between DUVAZ, the Agents and MPC and the applicable regulations. Without prejudice to the foregoing, if the non-compliance corresponds to payments of the first year of the Schedule of Payments attached hereto as Exhibit F, the share interests and aliquots of the mining concession described in items (i) to (iii) and the concession referred to in item (iv) of Point 2.2(a) shall revert to DUVAZ”.

2.9                             The Parties agree that within a term no longer than thirty (30) days after the execution of this Addendum, they shall agree on the terms of a new Exhibit F which shall substitute Exhibit F of the Master Agreement. In case an agreement is not reached within the established term, the calculation of all the terms established herein shall be suspended for up to thirty (30) additional days (definition pending by DUVAZ).

2.10                       Likewise, the Parties agree to include Exhibits O, P, P-1, Q, R, S, T and U attached to this document.

THREE:                                             AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

(EXHIBIT D OF THE MASTER AGREEMENT)

3.1                             The Parties hereby agree to the following:

(A)                             Amend the first and second paragraphs of Point 5.2 of the Stock Purchase Agreement.

(B)                               Amend Point 5.4 of the Stock Purchase Agreement

(C)                               Amend Point 6.5 of the Stock Purchase Agreement

(D)                              Amend Article 9 of the Stock Purchase Agreement

(E)                                Delete Point 6.6 of the Stock Purchase Agreement

(F)                                Add Appendix F to the Stock Purchase Agreement

3.2                             The Parties hereby agree to amend the second paragraph of Point 5.2 of the Stock Purchase Agreement, which shall read as follows:

“If, under the terms hereof, the Purchaser is bound to pay the final instalment of the purchase price established in Article Four, Point 4.2, Item (v) and, on such date, has not yet notified its decision to exercise or not to exercise the option set forth in the Option Agreement, then such instalment shall be deposited, in whole or in part, in an Escrow Account (the “Escrow Account”) to be opened for that purpose by the Purchaser in Banco de Crédito del Perú or Banco Internacional del Perú (Interbank) or Scotiabank Peru S.A. or, otherwise, in a renowned bank approved by both parties”.

3.3                             The Parties hereby agree to amend the second paragraph of Point 5.4 of the Stock Purchase Agreement, which shall read as follows:

“The terms and conditions that shall govern the management and settlement of the Escrow Account are contained in Appendix F of this Agreement.

3.4                             The Parties hereby agree to amend the entire Point 6.5 of the Stock Purchase Agreement, which shall read as follows:

“For the purposes of the transfer of the Assets in favour of Company B,  Company B and DUVAZ shall enter into transfer agreements under the terms and conditions established in Exhibits U, R and S of the Master Agreement.  DUVAZ and the Agents must have previously made every effort to obtain the necessary authorizations to formalize the transfer of the Assets detailed in Points 6.1, 6.3 and 6.4 of this Article. With regard to the Asset detailed in Point 6.2, it shall be transferred as provided for in Point 2.2(a) of the Master Agreement.

If (A) DUVAZ and the Agents fail to obtain the permission required to formalize the transfer of the Asset detailed in Point 6.1; and/or (B) if after the transfer of the Assets contained in Points 6.3 and 6.4, the co-owners of DUVAZ exercise their right of revocation, then the Purchaser shall be entitled to discount from the amount payable with regard to Appendix C of the Option Agreement the amount established for each concession in this Article (“the Discount”).

The Discount referred to in the foregoing paragraph shall be applied to the first payment to be effected according to Appendix C of the Option Agreement, after receiving from the Agents (being understood according to the definition established in the Master Agreement) or DUVAZ the notice referred to in Point 2.2(a) of the Master Agreement. In the event that the first payment is not enough to cover the total amount of the above-referred discount, it shall be deducted from the following payments until completing the total amount.

In other words, and by way of example, if it is not possible to transfer the share interests of the Sociedad Minera de Responsabilidad Limitada Juanita de Huancayo, the Purchaser shall be exempted from paying the instalment(s) set forth in Exhibit F of the Master Agreement until completing the full amount of the above-referred discount established for said Asset.

It is hereby understood that, with regard to the mining concessions “La Demócrata” and “María Celina”, since they are jointly owned and that the co-owners therefore have rights of revocation in respect of the transfer of aliquots, the discount shall be considered applicable provided that any of the co-owners has exercised its right of revocation, regardless of the time in which the action for revocation is notified and as long as such action has been filed within the term established for the exercise of the right of revocation set forth in the Civil Code.

It is hereby understood between the parties that the possible non-compliance by the party who exercises the right of revocation or the right of first refusal with its obligations before DUVAZ or the Agents shall not imply any right of claim against the Purchaser, whose obligation shall be reduced by the amount corresponding to each Asset in respect of which the right of first refusal or revocation may have been exercised. Therefore, the obligation to pay the instalments contained in Appendix C of the Option Agreement that would have been imputed to the payment of the normal or double penalty shall be extinguished.

It is also hereby understood between the Parties that in the event of non-compliance by those who have exercised the right of first refusal or revocation with the obligations assumed before DUVAZ for the purposes of said exercise, and if said non-compliance results in an agreement reached between DUVAZ and the partners or co-owners whereby the exercise of the right of first refusal or revocation above is rendered ineffective; the Purchaser must acquire the Assets subject matter of said termination, assuming, in such case, the payment of the outstanding price, provided that the amount which has already been paid does not have to be reimbursed by DUVAZ. In that case, the payment of the price shall be made by applying it to the payments outlined in Appendix C of Option Agreement which are pending as of the date on which DUVAZ notifies the Purchaser of the contents of this paragraph.

For the application of the price and the eventual Discount regulated in this Article, the value of the Assets detailed in Points 6.1 to 6.4 shall be as follows:

a)                                     For the concession “Juanita”, the value agreed by the parties to be assigned to 50% of the share interests of Limited Liability Mining Company Juanita de Huancayo shall amount to US$3,500,000 (Three Million Five Hundred Thousand US Dollars).

b)                                    For the concession “Pilar”, the value agreed by the parties to be assigned shall amount to US$100,000 (One Hundred Thousand US Dollars).

c)                                      For 33.33% of the concession “María Celina”, the value agreed by the parties to be assigned shall amount to US$450,000 (Four Hundred Fifty Thousand US Dollars).

d)                                     For 33.33% of the concession “La Demócrata”, the value agreed by the parties to be assigned shall amount to US$190,000 (One Hundred Ninety Thousand US Dollars).

3.5                                The Parties hereby agree to amend Article 9 of the Stock Purchase Agreement, which shall read as follows:

“NINE:                                                     SECURITY INTEREST ON CLASS A SHARES

9.1                               The parties hereby establish that, as from the execution of the Stock Purchase Agreement, a security interest shall be automatically established on all the Class A Shares in favour of the Sellers, up to an amount of US$7,000,000 (Seven Million US Dollars) to guarantee the fulfillment of all the Purchaser’s obligations hereunder, including but not limited to the payment of the price agreed to in Article Five above, as well as any other obligation of the Purchaser under the Master Agreement and the Option Agreement (the “Secured Obligations”).

It is hereby certified that the security interest referred to in the foregoing paragraph shall be applied, at all times, to the shares representing, at all times, one hundred percent (100%) of the Class “A” Shares, in such a manner that, in the case of capital increase, the security interest shall be automatically extended to all Class A shares issued by Company B, except in the cases of partial reduction of the security interest value, as provided for in Point 9.4 of this Article.

In the event of the non-fulfillment or the partial, late or defective fulfillment of the Secured Obligations by the Purchaser, should it be the case, the parties hereby expressly agree that the Class A Shares shall be executed in court, as provided for in the Code of Civil Procedure. In order to avoid any doubt with regard to the foregoing, the parties hereby expressly agree not to submit to the proceeding for the execution of the security interest regulated by Section 47 et seq. of the Security Interest Act.

9.2                              In accordance with the provisions set forth in Section 109 of the Business Corporations’ Act, the Purchaser hereby expressly certifies that, during the effectiveness of the security interest hereby created, the Sellers shall exercise any and all political and economic rights over the Class A Shares.

If the results of any fiscal year reveal distributable profits, in accordance with the financial statements of Company B, the excess shall be distributed to the Sellers, in equal parts, and applied to the payment of the following instalment or instalments of the price, depending on the case.

9.3                              The Parties hereby undertake to carry out all acts and proceedings that may be required to formalize the registration of the security interest in the Registry of Security Interests, as well as in the Share Register of Company B.

9.4                              The security interest shall be automatically released upon payment of the full purchase price, without prejudice to the reductions in the security interest value referred to in the following Point 9.5 of this Article. Similarly, the ownership and exercise of the political and economic rights appertaining to Class A Shares shall revert to the Purchaser once the full purchase price has been paid.

In order to generate the consequences set out in the preceding paragraph, it shall suffice that both parties execute a certificate evidencing the payment of the full purchase price.  Said certificate shall be subsequently recorded in the Share Register of Company B, as well as in the pertinent entry of the Registry of Security Interests.

9.5                              Without prejudice to the provisions set forth in the preceding point, the value of the security interest shall be progressively reduced as from the payment of the third instalment of the price established in Article Four hereof.  The security interest shall be reduced as follows:

(i)                                  Upon payment of the third instalment agreed to in Article Four, Point 4.2, Item (iii)  the value of the security interest shall be reduced by twenty percent (20%) and the security interest shall be released in respect of the number of Class A Shares representing twenty percent (20%) of the Class A Shares.

(ii)                               Upon payment of the fourth instalment agreed to in Article Four, Point 4.2, Item (iv)  the value of the security interest shall be reduced by an additional twenty percent (20%) and the security interest shall be released in respect of the number of Class A Shares representing twenty percent (20%) of the Class A Shares.

(iii)                            Upon payment of the fifth instalment agreed to in Article Four, Point 4.2, Item (v) and, consequently, upon payment of the full price, the full security interest on all Class A Shares shall be released.  To this effect, it shall be understood that the price has been paid in full when the price adjustments mentioned in Article Five and the final settlement of the Escrow Account are performed, so that any balance that may exist in such Escrow Account in favour of the Sellers is refunded to them.

In order to generate the consequences envisaged in this Point 9.5, it shall suffice that both parties execute certificates evidencing the payment of the respective instalments of the purchase price. Said certificates shall be subsequently entered in the Share Register of Company B, as well as in the pertinent entry of the Registry of Security Interests.  The reduction in the security interest value shall imply that the political and economic rights corresponding to such shares shall revert to the Purchaser and may be exercised by the Purchaser.

Both parties may agree to replace the security interest for any other collateral or personal guarantee to the satisfaction of the Sellers’ interests.  Nevertheless, it is hereby expressly certified that this replacement may only be made with the express written consent of the Sellers.

9.6                               As set forth in Point 11.1 of Article Eleven of the Stock Purchase Agreement, the Purchaser may not transfer the Class A Shares or the Class B Shares until the price referred to in Article Four has been fully paid-up, or as long as the term of ten (10) years counted as from the execution of this Stock Purchase Agreement is in full force and effect, whichever occurs first”.

3.6                             The Parties hereby agree to delete Point 6.6 of the Stock Purchase Agreement attached hereto as Exhibit D of the Master Agreement.

3.7                             The Parties hereby agree to insert as Appendix F to the Stock Purchase Agreement that is found attached as Exhibit D to the Master Agreement.

FOUR:                                                        AMENDMENTS TO THE OPTION AGREEMENT
(EXHIBIT E OF THE MASTER AGREEMENT)

4.1                               The Parties hereby agree to the following:

(A)                             Amend Point 5.5 of the Option Agreement

(B)                               Add Point 5.6 to Article Five of the Option Agreement

(C)                               Amend Point 10.1 of the Option Agreement

(D)                              Substitute Appendix C of the Option Agreement

(E)                                Add Appendices E and F to the Option Agreement

4.2                               The Parties hereby agree to amend the entire Point 5.5 of the Option Agreement, which shall read as follows:

“5.5                          Within a period of ten (10) days following notice of the correspondence whereby MPC states its intention to exercise the Option as provided for in Point 4.1 of this Option Agreement, DUVAZ and MPC must notify the partners of DUVAZ in the Limited Liability Mining Companies contained in Points 5.2, 5.3 and 5.4 above, of their intention to transfer the share interests of DUVAZ in said companies, so that said partners may notify DUVAZ of their intention to exercise or not to exercise their right of first refusal. With regard to the joint ownership mentioned in the foregoing Point 5.1, and within a period of ten (10) days following the transfer of said asset, as a result of the exercise of the option contemplated in this Option Agreement, DUVAZ and MPC must notify the co-owners of the transfer of their aliquots. The texts evidencing said correspondence and notices must be adapted to the texts attached hereto as Appendices E and F. If (A) DUVAZ and the Agents have failed to obtain the authorizations required to formalize the transfer of the Assets listed in Points 5.2 to 5.4 hereof; and/or, (B) if, after the transfer of the Asset detailed in the preceding Point 5.1, the co-owners of DUVAZ exercise their right of revocation, MPC shall be entitled to discount from the amount payable with regard to Appendix C hereof, the amounts detailed for each Asset in the following paragraphs, in accordance with the deduction method established (the “Discount”).

The Discount shall be made from the first payment to be effected according to Appendix C of this Option Agreement, after receiving the notice of the co-owners of the legal companies exercising their rights of first refusal or the notice of the co-owners exercising their right of revocation. If the first payment is not sufficient to cover this Discount, then the Discount shall be made from the following payments until completing the total amount of the Discount.

In other words, and by way of example, if it is not possible to transfer the share interests of Sociedad Minera de Responsabilidad Limitada Grancero de Huancayo, MPC shall be exempted from making the payment of the instalment(s) established in Appendix C until completing the amount of said discount established for that Asset.

It is hereby understood that, with regard to the mining concession “Calabaza”, since it is jointly owned and that the co-owners therefore have rights of revocation in respect of the transfer of aliquots, the discount shall be considered applicable provided that any of the co-owners has exercised its right of revocation, regardless of the time in which the action for revocation is notified and as long as such action has been filed within the term established for the exercise of the right of revocation set forth in the Civil Code.

It is hereby understood between the parties that the possible non-compliance by the party who exercises the right of revocation or the right of first refusal with its obligations before DUVAZ or the Agents shall not imply any right of claim against the Purchaser, whose obligation shall be reduced by the amount corresponding to each Asset in respect of which the right of first refusal or revocation may have been exercised. Therefore, the obligation to pay the instalments contained in Appendix C of the Option Agreement that would have been imputed to the payment of the Discount shall be extinguished.

Without prejudice to the foregoing, it is also understood that, in case of non-compliance by those who have exercised the rights of first refusal or revocation with the obligations assumed before DUVAZ due to such exercise, and if said non-compliance results in an agreement reached between DUVAZ and the members or co-owners whereby the exercise of the rights of first refusal or revocation is rendered ineffective; the Purchaser shall acquire the Assets subject matter of the termination, assuming in such case the payment of the price pending payment, provided that the amount that has already been paid does not have to be reimbursed by DUVAZ. In such case, the payment of the price shall be made by applying it to the payments detailed in Appendix C of the Option Agreement which are pending as to the date on which the Purchaser informs DUVAZ of its intention to exercise the right agreed in this paragraph.

For purposes of calculating the price and the Discount generated in case of failure to transfer the Assets, the value of the Assets detailed in Points 5.1 to 5.4 shall be as follows:

a)                                     For 33.33% of the mining concession “Calabaza”, the value agreed by the parties to be assigned amounts to US$945,400 (Nine Hundred Forty-Five Thousand Four Hundred US Dollars).

b)                                    For 33.33% of the mining concession “Grancero”, the value agreed by the parties to be assigned amounts to US$ 815,000 (Eight Hundred Fifteen Thousand US Dollars).

c)                                     For 33.33% of the mining concession “Lola”, the value agreed by the parties to be assigned amounts to US$1,173,600 (One Million One Hundred Seventy-Three Thousand Six Hundred US Dollars).

d)                                    For 20% of the mining concession “Pobre Diablo”, the value agreed by the parties to be assigned is US$326,000 (Three Hundred Twenty-Six Thousand US Dollars).

The price shall be paid by way of MPC´s payment of its debts for a total amount of US$2,934,326 of the debt referred to in Exhibit F, to be paid during the six (6) months following the registration of the purchase agreement contained as Appendix B of the Option Agreement in the filing entry of all the concessions comprising the purchase agreement.

If the are no pending payment amounts corresponding to Exhibit F sufficient to be imputed to the payment of the price, MPC shall have the right to obtain the reimbursement within a term no longer than thirty (30) days following the exercising of the right of first refusal by the members and co-owners.

4.3                             The Parties agree to amend Point 10.1 of the Option Agreement to read as follows:

“10.1                 The Parties agree that, in the event that MPC notifies DUVAZ of its intention to exercise the Option, the duty of MPC to pay off the obligations detailed in the Schedule of Payments attached to the Option Agreement as Appendix C shall be applied to the compensation for the execution of the Transfer Agreement, except for the payments corresponding to the first six (6) months of the Schedule, which shall be considered as payment for the price of the share interests and aliquots of the mining concessions established in item (i) to (iv) of Point 2.2(a) of the Master Agreement purchased by Company B. Likewise, MPC shall pay DUVAZ, as consideration for the execution of the Transfer Agreement, a royalty on the production extracted from such Assets, under the terms and conditions set forth in the Royalty Agreement to be entered into by and between both parties for that purpose, a sample of which is contained in Exhibit H of the Master Agreement.”

4.5                            The Parties agree to substitute Appendix C of the Option Agreement for an appendix containing the same text as the new Exhibit F to which the Parties have agreed, in accordance with Point 2.9 of this Addendum, and including Appendixes E and F which will also be attached hereto.

FIVE:                REFERENCES

5.1                            The Parties expressly agree that any reference, mention or allusion to the term “pledge” in the Master Agreement, as well as in all its Exhibits and Appendices thereto (e.g. in the Stock Purchase Agreement or the Option Agreement) must be understood as a reference, mention or allusion to the term “security interest”, regulated by the Security Interest Act, Act 28677.

5.2                            The Parties expressly agree that any reference, mention or allusion to Company B in the Master Agreement, as well as in all its Exhibits and Appendices thereto (e.g. in the Stock Purchase Agreement or the Option Agreement) must be understood as a reference, mention or allusion to Sociedad Minera Centenario S.A.C.

SIX:                      TERM OF THE ADDENDUM

The amendments to the Master Agreement and the Exhibits thereto indicated in Articles Two, Three and Four of this Addendum shall come into force at the time this Addendum is executed by the Parties and ratified by the Shareholders’ Meeting of DUVAZ with the favourable vote of at least fifty percent (50%) of the voting shares. In order to avoid any doubts, it is placed on record that, as from the execution hereof, the provisions of the Master Agreement that are amended hereunder shall cease to be in effect and, consequently, the Parties shall not be bound to comply with them.

SEVEN: VALIDITY OF THE TERMS AND CONDITIONS SET FORTH IN THE MASTER AGREEMENT

The Parties expressly certify that the terms and conditions of the Master Agreement which have not been amended hereunder shall remain in full force and effect and, consequently, the Parties are bound to comply with them.

Executed in two counterparts in Lima this [?] day of [?] 2006.

MPC	DUVAZ
Representatives: Charles Graham PREBLE and Thomas J. FINDLEY	Representatives: Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY

Luis RODRÍGUEZ MARIÁTEGUI CANNY For: Luis RODRÍGUEZ MARIÁTEGUI PROAÑO	Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO

Luis RODRÍGUEZ MARIÁTEGUI CANNY	Gladys María BLUME MANZZINI

For: María Josefa CANNY CASTRO

Luis Rodríguez MARIÁTEGUI CANNY	Jaime Rodríguez MARIÁTEGUI BLUME

Melissa Gabriela PATRONI DEDEKIND

Note: Issues pending definition are highlighted.

EXHIBIT B

FORM LETTER FOR THE EXERCISE OF THE RIGHT OF FIRST REFUSAL

IN THE LIMITED LIABILITY MINING COMPANY

DETAILED IN POINT 2.2(a) (i) OF THE MASTER AGREEMENT

Notarized Letter

Lima, [•], 2006

Messrs.

Sociedad Minera de Responsabilidad Limitada Juanita de Huancayo

Volcan Compañía Minera S.A.A.

Attention:                                      General Managers

Dear sirs,

Subject:                                               Transfer of share interests issued by Sociedad Minera de Responsabilidad Limitada Juanita de Huancayo

We hereby inform you that on [•], SOCIEDAD MINERA CENTENARIO S.A.C. has delivered to SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C.  (“DUVAZ”) an offer to purchase all the share interests held by DUVAZ in SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO, which are equivalent to 50% of its capital stock.

The consideration offered for the transfer of share interests shall be the acceptance of a certain amount of liabilities or payment obligations of DUVAZ before third parties up to the amount of US$3,500,000 (Three Million Five Hundred Thousand US Dollars). The terms and other conditions for the transfer of share interests are contained in the Form Agreement attached to this notice.

In this regard, and pursuant to the provisions set forth in Section 201 of the Consolidated Text of the Mining Act, approved by Supreme Executive Order 014-92-EM, we request that you report this correspondence to the other members of SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO, within a term of three (3) business days following receipt hereof, so that within a term of fifteen (15) calendar days after being notified, they may exercise, if applicable, the right of first refusal established in said regulation.

Any notice, request, consent or other correspondence to be sent in relation to this letter must be issued in writing as follows:

Messrs.

Sociedad Minera Austria Duvaz S.A.C.

Attention: Jaime Rodríguez Mariátegui Proaño

Av. José Gálvez Barrenechea 925, San Borja

LIMA 41 – PERU

CC :                       Minera Centenario S.A.C.

Attention: Juan Pedro Rodríguez Mariátegui Blume

                                                 Charles Graham Preble

Av. José Gálvez Barrenechea 925, San Borja

Av. San Borja Norte 1302, San Borja

LIMA 41 – PERU

The notices sent to addresses and persons other than those mentioned herein shall be considered as not effectively delivered.

If the other members of SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO fail to inform us of their intention to purchase the share interests of DUVAZ under the same or better conditions than those indicated within the term provided for by law, it shall be understood that they are not interested in the aforementioned acquisition, DUVAZ being entitled to transfer to SOCIEDAD MINERA CENTENARIO S.A.C. the share interests owned by our company issued by SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO,

[•]	[•]
SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C.	MINERA CENTENARIO S.A.C.

FORM AGREEMENT TO BE ATTACHED TO EXHIBIT B

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book an instrument evidencing the Share Interest Transfer Agreement (t he “Agreement”) entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja,  acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao (hereinafter “DUVAZ”); and SOCIEDAD MINERA CENTENARIO S.A.C., identified by Tax ID Number (RUC) [•], with principal place of business at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967, and Juan Pedro RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 10266797, as per powers of attorney filed on Entry [•] of the Registry of Companies in and for Lima and El Callao, (hereinafter “CENTENARIO”) under the following terms and conditions:

ONE: RECITALS

DUVAZ is the holder of 50% of the share interests of SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO, holder of the “Juanita” mining concession, with consolidated code 08001163Y01, with an area of 5.6348 ha., and recorded on Entry 02006655 of the Public Records Office in and for Lima and El Callao, located in the District of Morococha, Province of Yauli, Department of Junín (the “Share Interests”).

The holder of the remaining 50% of the share interests of SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA JUANITA DE HUANCAYO is VOLCAN COMPAÑÍA MINERA S.A.A.

On March 16, 2006, DUVAZ, MINERA PERÚ COPPER S.A. (“MPC”)  a corporation organized in Peru that is a shareholder of CENTENARIO and others, entered into the Master Agreement (hereinafter the “Master Agreement)  aimed at regulating the transfer of several mining concessions owned by DUVAZ.  As consideration thereof, MPC’s obligation to pay DUVAZ’s obligations to different creditors was established, as provided for in Exhibit F of the Master Agreement (“Exhibit F”)  among others.

TWO: PURPOSE

In accordance with the provisions of Section 202 of the Mining Act, DUVAZ hereby transfers to CENTENARIO the title to the share interests in exchange for the payment of the consideration indicated in Article Three, under all other terms and conditions stipulated in the Agreement.

The Parties represent that, prior to this transfer, they have offered the Share Interests to VOLCAN COMPAÑÍA MINERA S.A.A. in accordance with the notarized letter that you, in your capacity as Notary Public, are hereby requested to insert herein, in compliance with the provisions of Section 201 of the Mining Act.

THREE: CONSIDERATION

The Parties hereto agree that as consideration for the transfer of the Share Interests hereunder, CENTENARIO shall ensure that MPC shall assume obligations before DUVAZ’s creditors for up to the amount of US$3,500,000 (Three Million Five Hundred Thousand US Dollars).

The aforementioned consideration to be paid by MPC on account of CENTENARIO shall be furnished to DUVAZ’s creditors within the first six (6) months after the payment obligation is created for MPC with respect to the debts planned to be paid during the first year of Exhibit F.

FOUR: TERMINATION

DUVAZ may automatically terminate the transfer of the Share Interests subject matter hereof if MPC fails to promptly pay any of the debts assumed by virtue of the preceding article, for which purpose, it shall suffice that DUVAZ notifies CENTENARIO by means of a notarized letter of its decision to terminate the Agreement.

FIVE: MISCELLANEOUS PROVISIONS

5.1                                Waiver of Rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made unless such waiver is recorded in writing.

5.2.                             Notices

Any and all notices, requests, demands and any other correspondence required by or which may be sent under this Agreement shall be forwarded in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To CENTENARIO

Attention:	Charles Graham Preble
Juan Pedro Rodríguez Mariátegui Blume
Address:	Av. San Borja Norte 1302, San Borja
Av. José Gálvez Barrenechea 925, San Borja
Telephone:
Fax:
E-mail:

To DUVAZ

Attention:                                                                                   Jaime Rodríguez-Mariátegui Proaño

Address:                                                                                           Av. José Gálvez Barrenechea 925, San Borja

Telephone:

Fax:

E-mail:

Any change in the address or in any data of the parties shall take effect only if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address is to take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change in address or in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all notices and correspondence are to be sent to the addresses, fax numbers and persons stated in this Point 5.2, considering them validly and effectively delivered.

5.3                               Assignment of Contract

None of the parties may assign its interest in this Agreement without the prior written consent of the other party.

5.4                               Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

5.5                               Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

SIX: APPLICABLE LAW AND JURISDICTION

6.1                                Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

6.2                                Jurisdiction

The parties hereby agree that they shall, through direct negotiation and in good faith, settle any dispute or controversy arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by de jure arbitration at the request of either party, subject to the following rules:

(a)              The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)             The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”)  and in absence thereof, pursuant to the rules established by the arbitrators.

(c)              Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated. The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days as from the date on which they are notified by the other party of their intention to adopt this article, designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, in case of the failure by the two (2) appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)             In the event that a replacement arbitrator needs to be designated for any reason whatsoever, he shall be designated following the same procedure established for the designation of the arbitrator being replaced.

(e)              Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the preceding paragraph, the parties agree that should any counterclaim be filed during the conduction of the arbitration proceeding to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay these additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

 It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)               The costs incurred in the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)            The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding. The arbitration award shall issue its opinion on this factual requirement.

(h)            The arbitration court shall have a term of ninety (90) business days as from the date of its installation to issue the respective arbitration award, which shall be final and conclusive. The arbitration court may extend the term to issue the arbitration award for up to thirty (30) additional business days.

The Parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)                The Parties agree that should either of them file a motion to annul or challenge the arbitration award, it shall be required to grant a joint and several letter of guarantee issued by a first-class bank in favour of the other in the amount of US$100,000 (One Hundred Thousand US Dollars). This Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year; the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee. The Letter of Guarantee shall be kept by a notary public in and for Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and final court ruling has been issued against the party that filed the appeal to challenge the arbitration award.

The Letter of Guarantee shall be returned to the party that filed the appeal for annulment or challenge only if the proceeding ends with a firm and final court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)                The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be the Spanish language.

Furthermore, the parties agree that should the intervention of the regular judges and courts be necessary, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

SEVEN: PARTICIPATION

MPC, identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Luis Alfredo DE OLAZÁVAL OVIEDO, identified by National Identity Card (DNI) 09877637, as per powers of attorney recorded on Entry 11532703 of the Registry of Companies in and for Lima and El Callao, participates in this Agreement in order to assume the obligation provided n Article Three hereof.

You are hereby requested in your capacity as Notary Public to add the articles provided for by law, forwarding notice to the Public Records Office for registration thereof.

Signed in Lima on [•], 2006

CENTENARIO	DUVAZ

Representatives:	Representatives:
Charles Graham Preble	Jaime Rodríguez Mariátegui Proaño
Juan Pedro Rodríguez Mariátegui Blume	Gonzalo Rodríguez Mariátegui Canny

MPC

Representatives:
Charles Graham Preble
Luis Alfredo de Olazával Oviedo

EXHIBIT C

FORM LETTER FOR THE EXERCISE OF THE RIGHT OF REVOCATION

IN THE CONCESSIONS DETAILED IN POINT 2.2 (a) (ii) AND (iii)

OF THE MASTER AGREEMENT

Notarized Letter

Lima, [•], 2006

Messrs.

[Specify the name of the recipient]

Reference:	Transfer of aliquots in “La Demócrata” and “María Celina” mining concessions

Dear sirs,

We hereby inform you that on [-], SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (hereinafter “DUVAZ”) has entered into an agreement for the transfer of the title to the aliquots owned by it in “La Demócrata” and “María Celina” mining concessions in favour of SOCIEDAD MINERA CENTENARIO S.A.C.

As you are aware, the mining concessions “La Demócrata” and “María Celina” were jointly owned by DUVAZ and yourselves, DUVAZ being granted the rights and shares of one aliquot equivalent to 33.33% of the aforementioned concessions.

By virtue of the transfer made, MINERA CENTENARIO S.A.C. is now the holder of the above-mentioned aliquot equivalent to 33.33% of the mining concessions “La Demócrata” and “María Celina”, respectively. This transfer has been registered in [•](2)

Any notice, request, consent or other correspondence to be sent in relation to this letter must be issued in writing as follows:

Messrs.

Sociedad Minera Austria Duvaz S.A.C.

Attention: Jaime Rodríguez Mariátegui Proaño

Av. José Gálvez Barrenechea 925, San Borja

LIMA 41 – PERU

CC:	Minera Centenario S.A.C.
	Attention:	Juan Pedro Rodríguez Mariátegui Blume
Charles Graham Preble
Av. José Gálvez Barrenechea 925, San Borja
Av. San Borja Norte 1302, San Borja
LIMA 41 – PERU

(2) Details of the filing with the Public Records Office

Correspondence sent to addresses and persons other than those mentioned herein shall be considered as not effectively delivered.

[•]

SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C.

EXHIBIT D

FORM NOTICE FOR EXERCISING OF THE RIGHT OF REVOCATION

IN THE CONCESSIONS DETAILED IN POINTS 2.2 (a) (ii) AND (iii)

OF THE MASTER AGREEMENT

NOTICE

Pursuant to the provisions set forth in Section 1596 of the Civil Code, we hereby inform the heirs of Tomás MARSANO GUTIÉRREZ and Clotilde CAMPODÓNICO Viuda DE MARSANO: Ernesto LEGUÍA SERVAT, Carlos LEGUÍA SERVAT, Tomás LEGUÍA SERVAT, Rossana LEGUÍA SERVAT, Tomás Héctor MATTELLINI MARSANO, Raymundo MORALES DASSO, Delia REVOREDO MARSANO, Jaime REVOREDO MARSANO, Susana LA ROSA Vda. DE DEACON, Luis A. DEACON LA ROSA, María Catalina ILICH Vda. DE DEACON, Gustavo DEACON ILICH, Alejandro DEACON ILICH, María Catalina DEACON ILICH, María Catalina DEACON ILICH (sic)  María Clotilde DEACON ILICH, Carlos Eugenio DEACON ILICH, Carmen MARSANO PORRAS, María Teresa CONROY DE MARSANO, Andrés MARSANO CONROY, Verónica MARSANO CONROY, Claudia MARSANO CONROY, Violeta DE LA ROSSA Vda. DE MARSANO, Tomás Víctor MARSANO DELLA ROSSA, Violeta MARSANO DELLA ROSSA, Enrique MARSANO DELLA ROSSA, Marco Antonio GUEZZI VARGAS, Sandra GARCÍA MARSANO, Antonella GUEZZI MARSANO and Matilde MARSANO MIRO QUESADA, the following:

On [•], SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. and SOCIEDAD MINERA CENTENARIO S.A.C. entered into an Agreement for the Transfer of the Title to the aliquots in the “María Celina” and “La Demócrata” mining concessions, jointly owned by DUVAZ and the heirs of Tomás MARSANO GUTIÉRREZ and Clotilde CAMPODÓNICO Vda. DE MARSANO, SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. being granted the rights and shares on 33.33% of each of the aforementioned mining concessions.

By virtue of the transfer made, SOCIEDAD MINERA CENTENARIO S.A.C. is now the holder of the above-mentioned aliquots equivalent to 33.33% of the mining concessions “María Celina” and “La Demócrata”. These transfers have been registered in [•](3)

Any notice, request, consent or other correspondence to be sent in relation to this notice must be issued in writing as follows:

Messrs.

Sociedad Minera Austria Duvaz S.A.C.

Attention: Jaime Rodríguez Mariátegui Proaño

Av. José Gálvez Barrenechea 925, San Borja

(3) Details of the filing with the Public Records Office

CC:	Sociedad Minera Centenario S.A.C.
	Attention:	Juan Pedro Rodríguez Mariátegui Blume
Charles Graham Preble
	Address:	Av. José Gálvez Barrenechea 925, San Borja
Av. San Borja Norte 1302, San Borja
LIMA 41 – PERU

Correspondence sent to addresses and persons other than those mentioned herein shall be considered as not effectively delivered.

Lima, [•], 2006

SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C.                                             SOCIEDAD MINERA CENTENARIO S.A.C.

EXHIBIT E

AGREEMENT FOR THE TRANSFER OF “LA DEMÓCRATA”

AND “MARÍA CELINA” CONCESSIONS

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book an instrument evidencing the Mining Concession Transfer Agreement (the “Agreement”) entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja,  acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney recorded in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Shareholders’ Meeting, dated [•], (hereinafter “DUVAZ”); and SOCIEDAD MINERA CENTENARIO S.A.C., identified by Tax ID Number (RUC) [•], with principal place of business at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Pedro RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 10266797 as per powers of attorney registered in Entry [•] of the Registry of Companies in and for Lima and El Callao (hereinafter “CENTENARIO”)  under the following terms and conditions:

ONE: RECITALS

DUVAZ is the holder of 33.33% of the “María Celina” mining concession, with consolidated code 08001986X01, with an area of 5.0707 ha. and recorded in Entry 02006887 of the Public Records Office in and for Lima and El Callao, and of 33.33% of the “La Demócrata” mining concession, with consolidated code 08002016X01, with an area of 1.9955 ha. and recorded in Entry 02006533 of the Public Records Office in and for Lima and El Callao, both located in the District of Morococha, Province of Yauli, Department of Junín (all aliquots held by DUVAZ in the “María Celina” and “La Demócrata” mining concessions, hereinafter, the “Aliquots”).

The holders of the remaining 66.66% of “María Celina” and “La Demócrata” mining concessions are the heirs of TOMÁS MARSANO GUTIÉRREZ and Clotilde CAMPODÓNICO Vda. DE MARSANO.

On March 16, 2006, DUVAZ, MINERA PERÚ COPPER S.A. (“MPC”)  a corporation organized in Peru that is shareholder of CENTENARIO and others, entered into the Master Agreement (hereinafter the “Master Agreement”) aimed at regulating the transfer of several mining concessions owned by DUVAZ.  As consideration thereof, MPC’s obligation to pay DUVAZ’s obligations to different creditors was established, as provided for in Exhibit F of the Master Agreement (“Exhibit F”)  among others.

TWO: PURPOSE

In accordance with the provisions of Section 164 of the Mining Act, DUVAZ hereby transfers to CENTENARIO the title to the Aliquots in exchange for the payment of the consideration indicated in Article Three, under all other terms and conditions stipulated in the Agreement.

THREE: CONSIDERATION

The Parties hereto agree that, as consideration for the execution of this Agreement, CENTENARIO shall ensure that MPC pays DUVAZ’s creditors the amount of US $450,000 (Four Hundred and Fifty Thousand US Dollars) for the transfer of all aliquots owned by DUVAZ corresponding to the “María Celina” mining concession, and the amount of US $190,000 (One Hundred Ninety Thousand US Dollars) for the transfer of all aliquots owned by DUVAZ corresponding to the “La Demócrata” mining concession.

The aforementioned consideration to be paid by MPC on account of CENTENARIO shall be furnished to DUVAZ’s creditors within the first six (6) months after the payment obligation is created for MPC with respect to the debts planned to be paid during the first year of Exhibit F under the terms of the Master Agreement.

DUVAZ expressly waives the legal mortgage that may be established on the Aliquots of the concessions subject matter of this transfer.

FOUR: TERMINATION

DUVAZ may automatically terminate the transfer of the Aliquots of any or both mining concessions subject matter hereof if MPC fails to promptly pay any of the debts assumed by virtue of the preceding article, in accordance with the terms of the Master Agreement, for which purpose it shall suffice that DUVAZ notify CENTENARIO by means of a notarized letter of its decision to terminate the Agreement.

FIVE: MISCELLANEOUS PROVISIONS

5.1                                Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made unless such waiver is recorded in writing.

5.2.                             Notices

Any and all notices, requests, demands and any other correspondence required by or which may be sent under this Agreement shall be forwarded in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To CENTENARIO

Attention:	Charles Graham Preble
Juan Pedro Rodríguez Mariátegui Blume
Address:	Av. San Borja Norte 1302, San Borja
Av. José Gálvez Barrenechea 925, San Borja
Telephone:
Fax:
E-mail:

To DUVAZ
Attention:	Jaime Rodríguez-Mariátegui Proaño
Address:	Av. José Gálvez Barrenechea 925, San Borja
Telephone:
Fax:
E-mail:

Any change in address or in any data of the parties shall take effect only if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address is to take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change in address or in data shall not take effect and shall not be enforceable against the Parties. Under this assumption, any and all notices and correspondence are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively delivered.

5.3                                Assignment of Contract

None of the parties may assign its interest in this Agreement without the prior written consent of the other party.

5.4                                Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

5.5                                Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

SIX: APPLICABLE LAW AND JURISDICTION

6.1                                Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

6.2                                Jurisdiction

The Parties hereby agree that they shall, through direct negotiation and in good faith, settle any dispute or controversy arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the Parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by De Jure Arbitration at the request of either party, subject to the following rules:

(a)                      The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)                     The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”)  and in the absence thereof, pursuant to the rules established by the arbitrators.

(c)                      Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated. The third arbitrator shall preside over the arbitration court.

In case of failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days as from the date on which they are notified by the other party of their intention to adopt this article, designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, in case of failure by the two (2) appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)                     In the event that a replacement arbitrator needs to be designated for any reason whatsoever, he shall be designated following the same procedure established for the designation of the arbitrator being replaced.

(e)                      Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the preceding paragraph, the parties agree that, should any counterclaim be filed during the conduction of the arbitration proceeding to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay these additional fees. If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

It is hereby established that, should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)                      The costs incurred in the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)                   The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding.  The arbitration award must include its provisions on this requirement.

(h)                   The arbitration court shall have a term of ninety (90) business days as from the date of its installation to issue the respective arbitration award, which shall be final and conclusive. The arbitration court may extend the term to issue the arbitration award for up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)                       The parties agree that, should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a prime bank in favour of the other in the amount of US$100,000 (One Hundred Thousand US Dollars). This Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year; the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public in and for Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party unless a firm and final court ruling has been issued against the party that filed the appeal to challenge the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge only if the proceeding ends with a firm and final court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)                       The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be the Spanish language.

Furthermore, the parties agree that, should the intervention of the regular judges and courts be necessary, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

SEVEN: Participation

MPC, identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967, and Luis Alfredo DE OLAZÁVAL OVIEDO, identified by National Identity Card (DNI) 09877637, as per powers of attorney recorded in Entry 11532703 of the Registry of Companies in and for Lima and El Callao, participates in this Agreement to assume the obligation stipulated in Article Three hereof.

You are hereby requested in your capacity as Notary Public to add the articles provided for by law, forwarding notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

CENTENARIO	DUVAZ

Representatives:	Representatives:
Charles Graham Pueble and	Jaime Rodríguez Mariátegui Proaño
Juan Pedro Rodríguez Mariátegui Blume	Gonzalo Rodríguez Mariátegui Canny

MPC
Representatives:
Charles Graham Preble
Luis Alfredo de Olazával Oviedo

EXHIBIT F

FORM AGREEMENT FOR THE TRANSFER OF THE

“PILAR” MINING CONCESSION

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book an instrument evidencing the Agreement for the Transfer of Mining Concession (the “Agreement”) entered into by and between SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA PILAR DE HUANCAYO, identified by Tax ID Number (RUC) [•] with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja, acting by and through its Manager Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, as per powers of attorney recorded in Entry [•] of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Members’ Meeting of SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA PILAR DE HUANCAYO, dated [•], 2006,  (hereinafter “PILAR DE HUANCAYO”); and SOCIEDAD MINERA CENTENARIO S.A.C., identified by Tax ID Number (RUC) [•], with principal place of business at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967, and Juan Pedro RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 10266797, as per powers of attorney recorded in Entry [•] of the Registry of Companies in and for Lima and El Callao (hereinafter “CENTENARIO”) under the following terms and conditions:

ONE: RECITALS

PILAR DE HUANCAYO is the holder of the “Pilar” mining concession, with consolidated code 08000749Y01, with an area of 4.1075 ha. and recorded in Entry 02006532 of the Public Records Office in and for Lima and El Callao, located in the District of Morococha, Province of Yauli, Department of Junín (hereinafter the “Mining Right”).

On March 16, 2006, SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (“DUVAZ”)  MINERA PERÚ COPPER S.A. (“MPC”)  a corporation organized in Peru that is shareholder of CENTENARIO and others, entered into a Master Agreement, hereinafter the “Master Agreement” aimed at regulating the transfer of several mining concessions.

TWO: PURPOSE

In accordance with the provisions of Section 164 of the Mining Act, PILAR DE HUANCAYO hereby transfers to CENTENARIO the title to the Mining Right in exchange for the payment of the consideration indicated in Article Three, under all other terms and conditions stipulated in the Agreement.

THREE: CONSIDERATION

The parties hereto agree that, as consideration for the execution of this Agreement, CENTENARIO shall pay PILAR DE HUANCAYO the amount of US $20,000 (Twenty Thousand US Dollars) for the transfer of the Mining Right.  This consideration shall be paid to DUVAZ in its capacity as creditor of PILAR DE HUANCAYO.

The aforementioned consideration to be paid by MPC at the expense of CENTENARIO shall be furnished to DUVAZ’s creditors within the first six (6) months after the payment obligation is created for MPC with respect to the debts planned to be paid during the first year of Exhibit F, under the terms of the Master Agreement.

FOUR: REPRESENTATION AND TERMINATION

4.1                                 PILAR DE HUANCAYO represents that, for the purposes of this transfer, it has complied with all the formalities required in Section 199 of the Mining Act.

4.2                               On the other hand, it is hereby understood that DUVAZ may automatically terminate the transfer of the concession subject matter hereof if MPC fails to promptly pay any of the debts assumed by virtue of the preceding article, in accordance with the terms of the Master Agreement, for which purpose, it shall suffice that PILAR DE HUANCAYO notifies CENTENARIO by means of a notarized letter of its decision to terminate the Agreement.

FIVE: MISCELLANEOUS PROVISIONS

5.1                                Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made unless such waiver is recorded in writing.

5.2.                             Notices

Any and all notices, requests, demands and any other correspondence required by or which may be sent under this Agreement shall be forwarded in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To CENTENARIO

Attention:	Charles Graham Preble
Juan Pedro Rodríguez Mariátegui Blume
Address:	Av. San Borja Norte 1302, San Borja
Av. José Gálvez Barrenechea 925, San Borja
Telephone:
Fax:
E-mail:

To PILAR DE HUANCAYO
Attention:	Luis Rodríguez Mariátegui Proaño
Address:	Av. José Gálvez Barrenechea 925, San Borja
Telephone:
Fax:
E-mail:

Any change in address or in any data of the parties shall take effect only if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address is to take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change in address or in data shall not take effect and shall not be enforceable against the Parties. Under this assumption, any and all notices and correspondence are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively delivered.

5.3                                Assignment of Contract

None of the parties may assign its interest in this Agreement without the prior written consent of the other party.

5.4                                Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

5.5                                Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

SIX: APPLICABLE LAW AND JURISDICTION

6.1                                Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

6.2                                Jurisdiction

The Parties hereby agree that they shall, through direct negotiation and in good faith, settle any dispute or controversy arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the Parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by de jure arbitration at the request of either party, subject to the following rules:

(a)                          The arbitration shall be conducted by an arbitration court consisting of    three (3) members.

(b)                         The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”)  and in the absence thereof, pursuant to the rules established by the arbitrators.

(c)                          Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated. The third arbitrator shall preside over the arbitration court.

In case of failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days as from the date on which they are notified by the other party of their intention to adopt this article, designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, in case of failure by the two (2) appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)                         In the event that a replacement arbitrator needs to be designated for any reason whatsoever, he shall be designated following the same procedure established for the designation of the arbitrator being replaced.

(e)                          Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

i.                  Without prejudice to the provisions established in the preceding paragraph, the parties agree that, should any counterclaim be filed during the conduction of the arbitration proceeding to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay these additional fees. If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

ii.              It is hereby established that, should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)                          The costs incurred in the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)                       The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding.  The arbitration award must include its provisions on this requirement.

(h)                       The arbitration court shall have a term of ninety (90) business days as from the date of its installation to issue the respective arbitration award, which shall be final and conclusive. The arbitration court may extend the term to issue the arbitration award for up to thirty (30) additional business days.

i.                 The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case the arbitration court may increase the amount of its fees.

ii.              Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)                           The parties agree that, should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a prime bank in favour of the other in the amount of US$100,000 (One Hundred Thousand US Dollars). This Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year; the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public in and for Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party unless a firm and final court ruling has been issued against the party that filed the appeal to challenge the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge only if the proceeding ends with a firm and final court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)                         The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be the Spanish language.

Furthermore, the parties agree that, should the intervention of the regular judges and courts be necessary, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

SEVEN: PARTICIPATION

MPC, identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967, and Luis Alfredo DE OLAZÁVAL OVIEDO, identified by National Identity Card (DNI) 09877637, as per powers of attorney recorded in Entry 11532703 of the Registry of Companies in and for Lima and El Callao, participates in this Agreement to assume the obligation stipulated in Article Three hereof.

SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., identified by Tax ID Number (RUC) 20100102171, with principal place of business at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney recorded on Entry 11392644 of the Registry of Companies in and for Lima and El Callao, (hereinafter “DUVAZ”) also participates in this Agreement.

You are hereby requested in your capacity as Notary Public to add the articles provided for by law, forwarding notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

CENTENARIO	PILAR DE HUANCAYO

Representatives:	Representatives:
Charles Graham Preble	Luis Rodríguez Mariátegui Proaño
Juan Pedro Rodríguez Mariátegui Blume

MPC	DUVAZ

Representatives:	Representatives:
Charles Graham Preble	Jaime Rodríguez Mariátegui Proaño
Luis Alfredo de Olazával Oviedo	Gonzalo Rodríguez Mariátegui Canny

GV/LRL/mcp-rf- jz-jcj

271693K7.20